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                              STATE OF MARYLAND

                                   [logo]                   16882

                             STATE DEPARTMENT OF
                          ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland 21201


       THIS IS TO CERTIFY THAT the within instrument is a true copy of the


                         ARTICLES OF INCORPORATION

                                     OF

                          FPA PERENNIAL FUND, INC.






as approved and received for record by the State Department of Assessments and Taxation of Maryland, September 14, 1983 at 11:23 o'clock AM



                             AS WITNESS my hand and official seal of the said
                          Department at Baltimore this 11th day
                          of Oct , 1983


                                                   /s/ Paul B. Anderson
                                                  ----------------------------
                                                  Paul B. Anderson
                                                  Charter Specialist

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                           ARTICLES OF INCORPORATION

                                      OF

                            FPA PERENNIAL FUND, INC.




                                   ARTICLE I

     The undersigned, Lawrence P. McNeil, whose mailing address is 10301
West Pico Boulevard, Los Angeles, California 90064, being an adult, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intent of forming a corporation.

                                   ARTICLE II

     The name of the corporation is FPA PERENNIAL FUND, INC. (hereinafter called the "Corporation").

     The Corporation acknowledges that it is adopting its corporate name through permission of First Pacific Advisors, Inc., a California corporation (hereinafter referred to as "FPA"), and agrees that if FPA or a successor to its business (whether such succession be by merger, consolidation, purchase of assets or otherwise) should, at any time and for any cause, cease to be the investment adviser to the Corporation, the Corporation shall at the written request of FPA and/or any such successor eliminate the initials "FPA" from the Corporation's corporate name and from the designations of its shares and will not thereafter use the initials "FPA" in any form or combination whatsoever in the conduct of the Corporation's business. The Corporation further acknowledges that FPA reserves the right to grant the non-exclusive right to use the initials "FPA" to any other corporation, including other investment companies, whether now in existence or hereafter created. The foregoing agreements on the part of the Corporation are hereby made binding upon it, its directors, officers, shareholders, creditors and all other persons claiming under or through it.

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                                  ARTICLE III

     The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1)  To operate as, and carry on the business of, an investment company.

     (2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidences of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security, whether domestic or foreign) and other assets and investments created, issued or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets.

     (3) To borrow money and pledge assets in connection with any of the objects and purposes of the Corporation, and to issue notes or other obligations evidencing such borrowings.

     (4) To issue and sell shares of its own common stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.



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     (5)  To redeem, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its common stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, and, to redeem, at its option, any shareholder account with a net asset value of less than $500 provided that there has been no purchase of shares in the account during a continuous period of at least twelve months.

     (6) To conduct its business at one or more offices in any part of the world, without restriction or limit as to the extent.

     (7) To carry out all of any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firms, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or political subdivisions or agencies or instrumentalities thereof and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

     (8) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like natures, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any


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business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State.


                                   ARTICLE IV

     The post office address of the principal office of the Corporation in the State of Maryland is c/o the Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a Corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                   ARTICLE V

     (1) The total number of shares of stock which the Corporation has authority to issue is twenty five million (25,000,000) shares of common stock of the par value of $0.01 each, all of one class, entitled common stock, and of the aggregate par value of two hundred and fifty thousand dollars ($250,000).

     (2) Any fractional share shall carry proportionally all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

     (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Corporation's By-Laws.

     (4) All shares of the common stock of the Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the redemption price of any such shares, determined in the manner set out in these Articles of Incorporation. In the absence of any specification as to the purposes for which shares of the common stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be "purchased for retirement" in the sense


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contemplated by the laws of the State of Maryland.  The number of authorized shares of the common stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.

     (5) At all meetings of shareholders of the Corporation, each shareholder shall be entitled to one vote for reach share of stock standing in his or her name on the books of the Corporation, on the date fixed in accordance with the By-Laws for determination of shareholders entitled to vote at such meeting. The presence in person or by proxy of the holders of a majority of the shares of common stock of the Corporation entitled to vote thereat shall constitute a quorum at any meeting of the shareholders. If at any meeting of the shareholders there shall be less than a quorum present, the shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum can attend.

     (6) Notwithstanding any provision of the laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the shareholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

     (7) No holders of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the common stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the common stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors in its discretion may determine.

     (8) The shareholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

     (9) The Corporation shall be entitled to treat the person in whose name any share of the common stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business


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or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by statute.


                                   ARTICLE VI

     (1) The number of directors of the Corporation shall be three (3), and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                    Christopher Linden
                    George Michaelis
                    Lawrence P. McNeil

however, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors provided that in no case shall the authorized number of directors be less than three. The directors of the Corporation need not be shareholders of the Corporation.

     (2) Any director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the shareholders or otherwise, may be removed at any time, with or without cause, by the Board of Directors or by any committee or superior officers upon which or whom said power of removal may be conferred, in such lawful manner as may be provided in the By-Laws of the Corporation or as may otherwise be provided by Maryland law.

     (3) Both shareholders and directors of the Corporation shall have power to hold their meetings and to have one or more offices within or without the State of Maryland and to keep the books of the Corporation outside of the State of


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Maryland at such places as may from time to time be designated by the Board of Directors.

     (4) The Board of Directors of the Corporation shall have the power to issue and sell, or to cause to issuance and sale, of shares of the Corporation's common stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation, as the Board of Directors may determine.

     (5) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation subject, nevertheless, to the express provisions of the laws of the State of Maryland, of these Articles of Incorporation and of the By-Laws the Corporation.

     (6) Any director or officer, individually, or any firm of which any director or officer may be a member, or any corporation, trust or association of which any director or officer may be an officer or director or in which any director or officer may be directly or indirectly interested as the holder of any amount of its common stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided, that the fact of any such interests or relationships shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Board of Directors of the Corporation is expressly authorized to contract for management services of any nature, with respect to the conduct of the business of the Corporation with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable. Any such contract may provide for the rendition of management services of any nature with respect to the conduct of the business of the Corporation, and for the management or direction of the


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business and activities of the Corporation to such extent as the Board of
Directors may determine, whether or not the procedure involves delegation of functions usually or customarily performed by the Board of Directors or officers of the Corporation. The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Directors may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as transfer agent for the Corporation's shares, with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable. Any entity, person or company which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other persons and companies without restriction by reason of the relationship with the Corporation.


                                  ARTICLE VII

     (1) The Corporation shall on the request of any registered owner of its shares redeem such shares, at the price, in the manner and on the terms and conditions set forth below:

     (a) The certificates for the shares to be repurchased must be tendered to the Corporation or its designated agent for repurchase during business hours on a day on which the New York Stock Exchange or its successor is open for a normal business day, at an office or offices designated by the Board of Directors for receipt of such tenders. Redemption of such shares by the Corporation is subject to such reasonable requirements, such as endorsement, as may be imposed by the Corporation or the Corporation's transfer agent. Shares tendered on business days on which such Exchange is not open for a normal business day will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day.

     (b) The redemption price of the shares shall be a sum equal to 100% of their net asset value as first determined subsequent to said tender, said determination of net asset value to be made in the manner hereinafter set forth, which determination shall be made at least once on each day on which the New York Stock Exchange or its successor is open for a normal business day at such specific time as determined by the Board of Directors; provided, however, that any deferred sales charge payable upon such redemption shall be deducted from the redemption price.


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     (c)  The net asset value of the Corporation's shares, for the purpose of computing the price at which the shares shall be redeemed by the Corporation, shall be determined in the following manner:

          (i) Portfolio securities and other assets shall be valued at fair value as determined in good faith by or at the direction of the Board of Directors.

          (ii) There shall be deducted from the total assets of the Corporation so determined, the liabilities of the Corporation, including proper accruals of interest or taxes and other expense items, and reserves for contingent or undetermined liabilities.

          (iii) The net asset value of the Corporation so obtained shall then be divided by the total number of shares outstanding (excluding treasury shares) and the result, rounded to the nearer cent, shall be the net asset value per share of common stock.

     (d) In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times or both, for determining the net asset value of each share of common stock of the Corporation in accordance with the Investment Company Act of 1940 and to authorize the voluntary purchase by the Corporation, either directly or through an agent, of shares of common stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable in accordance with any such provision, rule or regulation.

     (e) The redemption price (100% of net asset value less any applicable deferred sales charge) shall be paid in cash or by check on current funds and shall be paid on or before the seventh day following the day on which the shares are properly tendered for redemption.

     (f) Redemption is conditional upon the Corporation having funds legally available therefor.

     (2) The obligations set forth in this Article VII may be suspended for any period during which the New York Stock Exchange or its successor shall be closed other than for customary weekend and holiday closings or during which trading on such Exchange is restricted; for any period during which an emergency exists as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the


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Corporation fairly to determine the value of its net assets; or for such other periods as the Securities and Exchange Commission, or any successor governmental authority, may by order permit for the protection of security holders of the Corporation.

     (3) The right of the holder of shares of common stock repurchased by the Corporation as provided in this Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent, and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution).


                                   ARTICLE VIII

    Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors (i) as to the amount of the assets, obligations or liabilities of the Corporation; (ii) as to the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends; (iii) as to the amount of any reserves or charges set up and the propriety thereof;
(iv) as to the time of or purpose for creating any reserves or charges and as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); (v) as to the price or closing bid or asked price of any security owned or held by the Corporation; (vi) as to the market value of any security or fair value of any other asset owned by the Corporation; (vii) as to the number of shares of the Corporation outstanding or deemed to be outstanding; (viii) as to the impracticability or impossibility of liquidating securities in orderly fashion; (ix) as to any other matters relating to the issue, sale, repurchase, and/or other acquisition or disposition of securities or shares of the common stock of the Corporation; and (x) any reasonable determination made in good faith by the Board of Directors as to whether any


                                     (10)
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transaction constitutes a purchase of any securities on "margin," a sale of any securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation; and all holders of shares of its common stock of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, than any and all such determinations shall be binding as aforesaid.

     No provisions of these Articles of Incorporation shall be effective to
(a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX

     The Corporation shall have perpetual existence.


                                   ARTICLE X

     From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time entitled to vote; and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in Articles of Incorporation, may be added or inserted upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time entitled to vote; and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this
Article X.


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     The term "these Articles of Incorporation" as used herein and in the
By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, the undersigned incorporator of FPA PERENNIAL FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act.

     Dated the 6th day of September, 1983.



                                        /s/ Lawrence P. McNeil
                                        ----------------------
                                            Lawrence P. McNeil


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